UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 12, 2021
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On May 12, 2021, eHealth, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”).

Pursuant to the Agreement, the Company has agreed to, among other things, nominate James E. Murray as a Class III director for election to the Company’s Board of Directors (the “Board”) at the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”). Mr. Murray will serve as a Board observer until the conclusion of the 2021 Annual Meeting. Upon Mr. Murray’s election to the Board at the 2021 Annual Meeting, the Board will appoint him to each of the Strategy Committee and the Audit Committee of the Board, pursuant to the Agreement. Subject to the terms and conditions of the Agreement, the Board has agreed to (i) appoint Andrea C. Brimmer as the Chairperson of the Nominating and Corporate Governance Committee of the Board effective upon the conclusion of the 2021 Annual Meeting and (ii) elect an independent Chairperson of the Board who has not served for more than four years on the Board, effective no later than the Board’s first regularly scheduled meeting immediately following the 2021 Annual Meeting.

With respect to the 2021 Annual Meeting, Starboard has agreed to vote all shares of the Company’s common stock held by it in accordance with the Board’s recommendations on director election proposals and any other proposals submitted by the Company or a shareholder, subject to certain limited exceptions.

Starboard has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) soliciting proxies or consents, (ii) forming, joining or participating in a “group” with other shareholders of the Company, other than certain affiliates of Starboard, (iii) making a proposal for consideration at any annual or special meetings of the Company’s shareholders, (iv) advising, knowingly encouraging, knowingly supporting, or knowingly influencing any person with respect to the voting or disposition of the Company’s common stock, and (v) exercising certain other shareholder rights. The Company and Starboard have further agreed to refrain from making any public statement that disparages and would reasonably be expected to damage the business or reputation of the other party.

The Agreement will terminate on the date that is the earlier of (i) December 31, 2021 and (ii) 15 business days prior to the nomination deadline for the Company’s 2022 annual meeting of shareholders.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 7.01	Regulation FD Disclosure.

On March 13, 2021, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto are being furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement, dated as of May 12, 2021 by and among eHealth, Inc., Starboard Value LP and the other parties set forth therein
99.1	Press Release of eHealth, Inc. dated March 13, 2021 (eHealth Enters into Cooperation Agreement with Starboard Value)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	May 13, 2021	/s/ Derek N. Yung
Derek N. Yung Chief Financial Officer (Principal Financial Officer)